Exhibit 4.26.4

Additional Agreement No. 4

To the Contract on Network Connection between
between OAO Rostelecom and OJSC Sibirtelecom
No.1-01 dated August 1, 2003
as amended by the Agreement dated December 28, 2005

Moscow	Dated: June 14, 2007

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and Sibirtelecom, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director A.I. Nikulin, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments to Contract on Network Connection No. 1-01 dated August 01, 2003 as amended by the Agreement dated December 28, 2005 (hereinafter, “the Contract”), as follows:

1.       The Contract shall be supplemented with new Clause 1.12

“1.12 “Service of zone termination of call to a mobile telecommunication network” shall mean the service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of the Operator and the service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the territory of the Russian Federation and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator, with zone call transit within the territory of a single settlement”.

2.       Clause 1.12 of the Contract shall be marked as Clause 1.13 and set forth as follows:

“1.13              “Traffic Admission Services” shall mean the service of zone termination of call to a network of an Associated Operator outside and within a single settlement; the service of zone termination of call to the Operator’s network outside and within a single settlement; the service of zone initiation of call from the Operator’s network outside and within a single settlement;  the service of zone initiation of call from a network of an Associated Operator outside and within a single settlement and the Service of zone termination of call to a mobile telecommunication network, in connection with Rostelecom’s rendering to Users of long-distance and international telecommunication services”.

3.       Clause 6.1.2 of the Contract shall be amended as follows:

“6.1.2.               In the course of rendering Traffic Admission Services including connections through codes 80X, tariffing is performed per second from the 1st second of connection. The total volume for each service during the Reporting period is approximated to full minutes in the direction of the bigger figure”.

4.       Clauses 6.1.3 and 6.1.4 of the Contract to be excluded.

5.       Clause 6.6.2 of the Contract shall be amended as follows:

No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the services rendered for the Traffic Admission Services with the following data:

1

a) on the volume of the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e)on the volumes of services rendered for zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with call zone transit

f) on the volume of the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volume of the Services provided for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

h) on the volumes of the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

i) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement;

j) on the volumes of the Services rendered for zone termination of call to the Operator’s mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically.

Copies of the Rostelecom Report shall be sent to the Operator in the electronic form”.

6.       Clause 6.7.1 of the Contract shall be amended as follows:

“6.7.1. Operator:

a) on the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the Services rendered for zone termination of call to the Operator’s network within the territory of a single settlement;

d) on the Services rendered for zone termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the Services rendered for zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with call zone transit

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f) on the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on volume of the services provided for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

h) on the Services rendered for zone termination of call to the Operator’s network beyond the territory of a single settlement;

i) on the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement”;

j) on the Services rendered for zone termination of call to the Operator’s mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically.

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7.       Clause 1.1 Appendix 1 of the Contract shall be amended as follows:

“1.1.Traffic admission services rendered by the Operator:

Table 1, part 1

				Amount of payment, roubles (net of VAT)
				ABC1ab		ABC1a(b)	ABC2 ab)	ABC2a(b)	ABC3 ab	ABC3a(b)	ABC4 ab	ABC4a(b)	ABC5 ab	ABC5a(b)
No.			Description of the service	301: 2		301: 30- 50, 53, 56	302: 2	302: 30-49, 51- 53, 55-57, 61.62, 64- 66	381: 2	381: 41, 50-79	382: 2	382: 23, 41, 43-47, 49-52, 54 -59	383	383: 40, 41, 43, 45-69, 71-73
				Ulan-Ude		Republic of Buryatiya	Chita	Chita Region	Omsk	Omsk Region	Tomsk	Tomsk Region	Novosibirsk	Novosibirsk Region

		1.1	Zone initiation of call from the Operator’s network	0.90+ c.c.	(1)		0.90+ c.c.		0.71+ K.H.		0.90+ K.H.		0.71+ K.H.
		1.2	Zone initiation of call from the network of the Associated Operator	0.90			0.90		0.71		0.90		0.71
		1.3	Service of zone termination of call to the Operator’s fixed telephone network	0.90			0.90		0.71		0.90		0.71
1	Within the territory of a single settlement	1.4	Service of zone termination of call to an Associated Operator’s fixed telephone network	00.90			00.90		00.71		00.90		00.71
		1.5	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with zone call transit	1.62			1.62		1.43		1.62		1.43

1

Table 1, part 2

				Amount of payment, roubles (net of VAT)
				ABC1ab	ABC1a(b)	ABC2 ab)	ABC2a(b)	ABC3 ab	ABC3a(b)	ABC4 ab	ABC4a(b)	ABC5 ab	ABC5a(b)
No.			Description of the service	301: 2	301: 30- 50, 53, 56	302: 2	302: 30-49, 51- 53, 55-57, 61.62, 64- 66	381: 2	381: 41, 50-79	382: 2	382: 23, 41, 43-47, 49-52, 54 -59	383	383: 40, 41, 43, 45-69, 71-73
				yAH-yэ	Republic of Buryatiya	Chita	Chita Region	Omsk	Omsk Region	Tomsk	Tomsk Region	Novosibirsk	Novosibirsk Region

		2.1	Zone initiation of call from the Operator's network		1.50+ c.c.		1.50+ c.c.		1.23+ c.c.		1.50+ c.c.		1.23+ c.c.
2	Beyond the territory of a single settlement	2.2	Zone initiation of call from the network of the Associated Operator		1.50		1.50		1.23		1.50		1.23
		2.3	Service of zone termination of call to the Operator's fixed telephone network		1.50		1.50		1.23		1.50		1.23
		2.4	Service of zone termination of call to an Associated Operator's fixed telephone network		1.50		1.50		1.23		1.50		1.23
		2.5	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with zone call transit		2.22		2.22		1.95		2.22		1.95
3		3	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of the Operator	0.95	0.95	0.95	0.95	0	0	0.95	0.95	0	0

2

Table 1, part 3

				Amount of payment, roubles (net of VAT)
				ABC6 ab	AB6C6a(b)	ABC7 ab	ABC7a(b)	ABC8 ab	ABC8a(b)	ABC9 ab	ABC9a(b)	ABC10 ab	ABC10a(b)	ABC11 ab	ABC11a(b)
No.			Description of the service	384: 2, 3	384: 41-49, 51-56, 59, 63, 64 ,66, 71.73, 74	385: 2	385: 10-19, 24, 30-39, 50-79, 90-99	388	388: 36, 40-49	390: 2	390: 31, 32, 34-36, 41, 42, 44-47	391: 2, 5	391: 9-19, 31-59, 61-65, 67-69, 71-79, 95, 97, 98	395: 2	395: 1, 3, 10-14, 17.18, 30, 35-46, 48, 49, 60-69, 73
				Kemerovo Novokuznetsk	Kemerovo Region	Barnaul	Altai Territory	Gorno- Altaisk		Abakan	Khakassiya	Krasnoyarsk Krasnet	Krasnoyarsk Territory	Irkutsk	Irkutsk Region

		1.1	Zone initiation of call from the Operator’s network	0.71+ c.c.		0.71+ c.c.		0.71+ c.c.		0.90+ c.c.		0.90+ c.c.		0.90+ c.c.
		1.2	Zone initiation of call from the network of the Associated Operator	0.71		0.71		0.71		0.90		0.90		0.90
		1.3	Service of zone termination of call to the Operator’s fixed telephone network	0.71		0.71		0.71		0.90		0.90		0.90
1	Within the territory of a single settlement	1.4	Service of zone termination of call to an Associated Operator’s fixed telephone network	00.71		00.71		00.71		00.90		00.90		00.90
		1.5	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with zone call transit	1.43		1.43		1.43		1.62		1.62		1.62
2	Beyond the territory of a single settlement	2.1	Zone initiation of call from the Operator’s network		1.23+ c.c.		1.23+ c.c.		1.23+ c.c.		1.50+ c.c.		1.50+ c.c.		1.50+ c.c.
		2.2	Zone initiation of call from the network of the Associated Operator		1.23		1.23		1.23		1.50		1.50		1.50

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	2.3	Service of zone termination of call to the Operator’s fixed telephone network		1.23		1.23		1.23		1.50		1.50		1.50
	2.4	Service of zone termination of call to an Associated Operator’s fixed telephone network		1.23		1.23		1.23		1.50		1.50		1.50
	2.5	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with zone call transit		1.95		1.95		1.95		2.22		2.22		2.22
3	3	Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of the Operator	0	0	0	0	0	0	0.95	0.95	0.95	0.95	0.95	0.95

»

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8.     Item 1) Note of Appendix No. 1 to the Contract shall be amended as follows:

“

1)     In the course of settlements for rendered Service of zone initiation of call from the Operator’s network except for traffic through codes 80X, in addition to the accounting rate a compensation charge shall be levied which charge is established, as from January 1, 2006, in accordance with Order No. 733-C/7 of the RF Federal Tariff Service dated December 20, 2005, in the amount of 0.65 roubles rubles per minute, and a compensation charge established, as from February 1, 2007 in accordance with Order of the RF Federal Tariff Service No. 279-C/3 dated November 17, 2006, in the amount of 0.50 rubles per minute”.

9.     Appendix 4 of the Contract shall be amended as follows:

“Appendix No. 4
to Contract No.1-01
dt. August 01, 2003
as amended by Agreement dated December 28, 2005

Traffic Admission Services Report Form
Under Contract No.                   dt.

for                  month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by

                                  authorized to act by Power of attorney No.                                  dt.                                  on the one part, and    OJSC Sibirtelecom, “Operator” hereinafter, represented by                                  acting on the basis of                                   collectively referred to as “Parties” hereinafter, to certify that the Operator has rendered the following services to Rostelecom:

Services rendered by the Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, roubles/pcs	Service Cost net of VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1

Service of zone termination of call to a fixed telephone network which is identifiable geographically within the territory being serviced and using the numbering capacity of the numbering zone which is identifiable geographically, of the OPERATOR within the territory of a single settlement

2

Service of zone termination of call to a fixed telephone network which is identifiable geographically within the territory being serviced and using the numbering capacity of the numbering zone which is identifiable geographically, of the OPERATOR outside the territory of a single settlement

3

Service of zone termination of call to a fixed telephone network which is identifiable geographically within the territory being serviced and using the numbering capacity of the numbering zone which is identifiable geographically, of another telecommunication operator within the territory of a single settlement

4

Service of zone termination of call to a fixed telephone network which is identifiable geographically within the territory being serviced and using the numbering capacity of the numbering zone which is identifiable geographically, of another telecommunication operator outside the territory of a single settlement

5

Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the territory of the Russian Federation being serviced and using the numbering capacity of the numbering zone which is not identifiable geographically, of the OPERATOR

6

Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the territory of the Russian Federation being serviced and using the numbering capacity of the numbering zone which is not identifiable geographically, of another telecommunication operator with call zone transit within the territory of a single settlement

7

Service of zone termination of call to a mobile telecommunication network which is not identifiable geographically within the territory of the Russian Federation being serviced and using the numbering capacity of the numbering zone which is not identifiable geographically, of another telecommunication operator with call zone transit, beyond the territory of a single settlement

8	Service of zone initiation of call from the OPERATOR’s network within the territory of a single settlement

9	Service of zone initiation of call from the OPERATOR’s network beyond the territory of a single settlement

10	Service of zone initiation of call from a telecommunication network of another telecommunication operator within the territory of a single settlement

11	Service of zone initiation of call from a telecommunication network of another telecommunication operator beyond the territory of a single settlement

12	Update of the information on subscribers of the Operator

13	Update of the information on subscribers of the Associated Operator

Total

The rendered services cost aggregated                , including VAT              .

Note: The Parties shall execute a consolidated Act of Acceptance of Services covering the whole of the Operator, with a breakdown by the Operator’s branches

The services were presented properly and according to Agreement terms.

Note:

The Parties shall sign the Services Report on each Operator’s affiliate rendering services and Consolidated Report on services rendered in general by the Operator

For Rostelecom:	For Operator:

OAO Rostelecom	OJSC Sibirtelecom:

200	200
Seal here	Seal here

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OJSC Sibirtelecom:

D.Ye. Yerokhin	A.I. Nikulin
Dated 2007	Dated 2007
Seal here	Seal here

»

10.     Clause 5 of Appendix 5 of the Contract shall be amended as follows:

Rostelecom submits to the Operator monthly reports on the volume of the rendered Traffic admission Services, containing the data:

a) on the volume of the Services rendered for zone call initiation from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volumes of the Services rendered for zone termination of call to a mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically, of another operator with call zone transit

f) on the volume of the Services rendered for zone call initiation from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

h) on the volumes of the Services rendered for termination of call to the Operator’s network beyond the territory of a single settlement;

i) on the volumes of the Services rendered for termination of call to the Associated Operators’ networks beyond the territory of a single settlement;

j) on the volumes of the Services rendered for zone termination of call to the Operator’s mobile telecommunication network which is not identifiable geographically within the RF territory and using the numbering capacity of the numbering zone which is not identifiable geographically”.

11.   All terms used in this Agreement have a meaning, fixed for them in the Contract.

12.   All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

13.   The agreement is issued in the Russian language in two original counterparts, one for each Party.

14.   The Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunications networks No. 1-01 dated August 1, 2003, as amended by the Agreement on December 28, 2005. The Parties recognize that the terms and conditions of their Agreement shall apply to their relations arising as from July 01, 2006.

15.   Details and Signatures of the Parties

OAO Rostelecom:	OJSC Sibirtelecom:

Legal address:	Legal address:
15, Dostoyevsky st.,	53, M. Gorky st.,
Saint Petersburg, 191002	Novosibirsk, 630099

General Director	General Director

D.Ye. Yerokhin	A.I. Nikulin
Dated 2007	Dated 2007
Seal here	Seal here